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EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT


THIS AGREEMENT made the 20/th/ day of September 2000


BY AND AMONG:

                        YAK COMMUNICATIONS (USA), INC.,
                 a corporation incorporated and existing under
                       the laws of the State of Florida

                                    - and -

                       YAK COMMUNICATIONS (CANADA) INC.,
                 a corporation incorporated and existing under
                      the laws of the Province of Ontario
                        (collectively, the "Employer")

                                    - and -

                               CHARLES ZWEBNER,
                   an individual residing in Toronto, Canada
                               (the "Employee")


AND WHEREAS the Employee is currently employed by the Employer as the President thereof;

AND WHEREAS the Employer and the Employee have agreed to enter this agreement in respect of the employment of the Employee by the Employer, on the terms and subject to the conditions set out herein;

AND WHEREAS the Employee hereby agrees to surrender and cancel all warrants or options or promises, made either verbally or in writing between the Employee and the Employer prior to the date and effect of this agreement;

NOW THEREFORE in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

                            ARTICLE 1 - EMPLOYMENT

1.01 Employment. Subject to the terms and conditions hereof, the Employee shall be employed by the Employer as its President, and shall perform such duties and exercise such powers related to such office as specified by the board of directors of the Employer.

1.02 Term of Employment. This Agreement shall commence on the date hereof, and shall continue in effect until December 31/st/, 2003, or until terminated in accordance with the provisions of this Agreement.

                           ARTICLE 2 - REMUNERATION

2.01 Salary. The Employer shall pay the Employee a gross base salary in an amount equivalent to $120,000.00 per year (the "Base Salary"), payable bi-weekly. The Employer's board of directors shall review this Base Salary for the fiscal year 2001 and each year thereafter.

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2.02  Bonus. The Employee shall be entitled to a bonus (payable by the Employer)
as determined by the board of directors of the Employer and/or any compensation committee thereof; such bonus shall be contingent upon, (a) the growth in the Employer's earnings, (b) progress made by the Employer in penetrating the Canadian and other long distance telephone markets, and (c) the growth of shareholder value in the Employer. It is agreed by the parties that the Employee's bonus for the fiscal year ended June 30, 2000 shall be $50,000 to be paid no later than September 30, 2000.

2.03 Health Plan. The Employee will be entitled to receive benefits from the Employer in accordance with the Employer's standard benefits package, as amended from time to time, including, but not limited to, extended health care, dental, long term disability and life insurance benefits. Long term disability benefits are intended to replace and substitute in accordance with their terms for all compensation and remuneration provided herein and otherwise payable to the Employee.

2.04 Vacation. The Employee shall be entitled to four weeks paid vacation per calendar year for the term of this Agreement. The Employee's vacation shall be taken at a time or times acceptable to the Employer having regard to its operations.

2.05 Withholding. All taxable amounts set forth in this Agreement are subject to applicable Canadian withholding or source deductions.

2.06 Expenses. The Employer shall reimburse the Employee for reasonable out of pocket expenses incurred by the Employee in performing his duties under this Agreement, upon submission of a record of such expenses in a form satisfactory to the Employer. Such reimbursement shall include all reasonable automobile expenses.

                       ARTICLE 3 - EMPLOYEE'S COVENANTS

3.01 Service. The Employee shall devote the majority of his work time hours, attention and ability to the business of the Employer in an amount sufficient to reasonably perform all of his duties under this Agreement, but in no event less than 30 hours a week, and shall well and faithfully serve the Employer, and shall use his best efforts to promote the interests of the Employer. It is acknowledged and agreed that the Employee is also the principal shareholder and operator of E-Cashexpress.com Corporation which is a development stage company involved in developing and distributing electronic ATM based cash-cards for the purposes of consumer money transferring services. The parties acknowledge that this business in not in competition with the business of the Employer.

3.02 Duties and Responsibilities. The Employee shall duly and diligently perform all the duties assigned to him while in the employ of the Employer, and shall truly and faithfully account for and deliver to the Employer all money, securities and things of value belonging to the Employer which the Employee may from time to time receive for, from, or on account of the Employer.

3.03 Non-Disclosure. The Employee shall not (either during the continuance of his employment with the Employer or at any time thereafter) disclose any information relating to the private or confidential affairs or secrets of the Employer or any affiliate or client of the Employer, to any person other than for the Employer's purposes and shall not (either during the continuance of his employment with the Employer or at any time thereafter) use for his own purposes or for any purposes other than those of the Employer any such information or secrets he may acquire in relation to the business of the Employer.

3.04  Non-Competition. The Employee shall not:

(a) at any time, during which he has any working relationship with the Employer, whether as an employee, consultant or otherwise including the period of his employment hereunder; and

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(b)   for a period of one year after he has ceased to have a working relationship with the Employer (such period covered by (a) and (b) above, the "Noncompetition Period").

either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, trustee, shareholder, employee or consultant, or in any manner whatsoever, whether directly or indirectly, carry on or be engaged in or concerned with or interested in, or advise, lend money to guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with or interested in any business substantially similar and competing to any part of:

(a)   the business carried on by the Employer at the date hereof;

(b) any other business carried on by the Employer at the time of the termination of the Employee's employment hereunder; or

(c) any other business which the Employer has formulated plans during the Noncompetition Period to commence carrying on.

provided that nothing herein shall restrict or prevent the Employee from owning as a passive investor of less than five percent (5%) of any class of securities of any competitor of the Employer that are listed for trading on a recognized stock exchange.

3.05 Non-Solicitation. The Employee shall not at any time during the period of his employment hereunder or within the period of twelve (12) months (the "Non-Solicitation Period") following the termination of his employment hereunder, directly or indirectly, approach for the purpose of obtaining business or solicit any "Customer" or any employee of the Employer. In the event that this Agreement is terminated prior to December 31, 2002, then the Non-Solicitation Period shall extend through December 31, 2003. As used in this section "Customer" shall extend only to those persons, firms, corporation or other entities:

(a) who are customers of the Corporation at the date hereof and have, after the date hereof, continued to be customers of the Corporation at any time within the twelve (12) months immediately preceding the time of such solicitation; or

(b) who the Employee knew or ought reasonably to have known were customers of the Corporation.

                     ARTICLE 4 - TERMINATION OF EMPLOYMENT

4.01 Termination by Employer for Cause. The Employer may terminate this Agreement at any time for cause without payment of any compensation by way of anticipated earnings, damages or other relief of any kind whatsoever. Cause shall mean, for purposes of this Agreement, Employee's: (i) misappropriation of tangible assets of the Employer for personal use; (ii) conviction of any criminal act except for a minor traffic offense; (iii) commission of fraud, embezzlement, or breach of trust relating to or arising out of his relationship with the Employer; or (iv) continued failure to reasonably perform a substantial portion of his duties as President for the Employer as required by this Agreement. Prior to the Employer's termination of this Agreement for cause under this Section, the Employer shall first have provided Employee with at least 30 days prior written notice and Employee shall have not, within that 30 days, remedied the basis of that termination.

4.02 Termination by Employee. The Employee may terminate his employment hereunder upon at least 30 days prior written notice given by the Employee to the Employer. The Employer, at its sole discretion, may elect to accept the 30 days notice or to reduce or eliminate the notice period. The Employee's employment shall terminate on the day elected by the Employer.

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4.03  Termination by Employee after a Change of Control. In the event that the
Employee terminates his employment with the Employer pursuant to Section 4.02 hereof within six (6) months after a date on which there has been either:

(a) a transfer or issue of any voting securities of the Employer which resulted in a change in the effective control of the Employer, other than an initial public offering; or

(b) a sale by the Employer of all or substantially all of the Employer's assets;

then the Employer shall pay to the Employee an amount equal to three times the Base Salary plus a pro rated bonus, based upon the portion of the fiscal year that is passed, and based upon an annualization of the criteria set forth in
Section 2.02.

4.04 Termination by Employer. If the Employee is terminated by the Employer for other than cause prior, the Employer shall pay to the Employee an amount equal to three times the Base Salary plus a pro rated bonus, based upon the portion of the fiscal year that is passed, and based upon an annualization of the criteria set forth in Section 2.02.

4.05 Full and Final Release. The Employee's acceptance of termination pay made pursuant to Sections 4.03 or 4.04 shall constitute a full and final release of all claims against the Employer and its affiliates for remuneration for his employment, but shall not constitute a full and final release of claims for compensation or value due to the Employee under his Stock Option Agreement, dated as of the date hereof, by and between the Employee and Yak Communications
(USA), Inc. (the "Stock Option Agreement"). For any reason of termination including for cause, the Employee shall retain the right to exercise a Buy Out option (as defined in Section 3 the Stock Option Agreement).

4.06 Fair and Reasonable. The parties confirm that the provisions contained in Sections 4.03 through 4.05 are fair and reasonable and that all such payments shall be in full satisfaction of all claims of remuneration which the Employee may otherwise have at law against the Employer or its affiliates including, without limitation, under the Employment Standards Act (Ontario), or in equity by virtue of such termination of employment.

                              ARTICLE 5 - GENERAL

5.01 Sections and Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

5.02 Number. In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

5.03 Benefit of Agreement. This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee, and the successors and permitted assigns of the Employer.

5.04 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

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5.05  Severability. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

5.06 Notices. Any demand, notice or other communication (hereinafter in this Section referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

To the Employee:    Mr. Charles Zwebner
                    121 Westgate Blvd.
                    Toronto, Ontario
                    M3H 1P5

To the Employer:    55 Town Centre Court
                    Suite 610
                    Toronto, Ontario
                    M1P 4X4

or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the third day, other than a Saturday, Sunday or statutory holiday in Ontario, following the deposit thereof in the mail.

5.07 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The specifications of any dollar amount in the representations and warranties or otherwise in this Agreement is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

5.08 Further Documetation. The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

5.08 Currency. All references to currency made in this Agreement are to U.S. Dollars

5.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                     [SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set forth above.


SIGNED, SEALED AND DELIVERED     )
in the presence of:              )
                                 )

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                                       )
__________________________________  )  /s/ Charles Zwebner
Witness                                CHARLES ZWEBNER

YAK COMMUNICATIONS (CANADA) INC.


Per: /s/ Charles Zwebner
         Charles Zwebner, Director

I have authority to bind the Corporation


YAK COMMUNICATIONS (USA), INC.


Per: /s/ Anthony Heller
         Anthony Heller, Director


Per: /s/ Charles Zwebner
         Charles Zwebner, Director


Per: /s/ David Brothman
         David Brothman, Director


Per: /s/ Eugene Rosov, Director


Per: /s/ Clint Snyder
         Clint Snyder, Director

We have authority to bind the Corporation

                                    CONSENT

Talk Visual Corporation hereby consents to and agrees to be bound by the terms and conditions of this Agreement.

TALK VISUAL CORPORATION

Per: ___________________________________